Exhibit 99.01

Wealth Generators Increases Customer Base

Salt Lake City, March 8th, 2018 – Investview Corporation (INVU) wholly owned subsidiary Wealth Generators LLC announces an increase in customer base.

Wealth Generators has confirmed that it has doubled its customer base for the period ending 2/28/18 versus 9/30/2017.

Now the company will put 100% of its focus on establishing retention as its main priority for 2018. Business growth will always start by increasing your customer base, but maintaining those customers is the key priority to establishing a legacy business. The company’s plan to increase retention includes:

•	Open communication with customers and acting on their feedback
•	Investing and expanding customer support systems and personnel
•	Effective use of social media to promote our message and values
•	Providing new and innovative research, education and information

“While all financial indicators are critical, nothing increases the VALUE of large customer base more than retention. The significant growth in our customer base validates our program offering and keeps us tightly focused on our global vision,” said Mario Romano, Investview’s Director of Finance.

About Wealth Generators/Kuvera LLC

Wealth Generators/Kuvera provides financial technology, education, and research to individuals to enable them to “Find, Grow, and Keep” their money. We are best described as a financial fitness company providing our customers the tools and information that can improve their financial situation.

Wealth Generators/Kuvera products are distributed through a direct sales model. Our products are offered to individuals on a monthly subscription basis. Wealth Generators/Kuvera is classified as a publisher of financial research and information and exempt from securities registration. This is an exemption provided in the U.S. Securities Investment Advisers Act of 1940.

Wealth Generators/Kuvera is not a brokerage firm or Registered Investment Advisor. We do not execute trades or take possession of clients’ brokerage accounts. Our customers may cancel their subscription at any time and execute trades at their own discretion. www.wealthgenerators.com

About Investview, Inc.

Investview, Inc. is a diversified financial technology organization.  The Company operates primarily through its wholly- and majority-owned subsidiaries, to provide financial products and services to accredited investors, self-directed investors and select financial institutions. www.investview.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements”. When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Management’s current beliefs and assumptions and information currently available to Management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Investor Contacts:

ir@wealthgenerators.com